                                                                    EXHIBIT 99.1


                                                                   PRESS RELEASE


Company Contact:                                                     IR Contact:
----------------                                                     -----------
Stu Roberson                                                        Corey Cutler
iPIX                                                                Morgen-Walke
(925)242-4050                                                     (212) 850-5696
stu.roberson@ipix.com                                    ccutler@morgenwalke.com




                       iPIX REPORTS FIRST QUARTER RESULTS

          Narrows Recurring Operating Loss to $0.18 per share - Secures
                            Commitment for Financing

SAN RAMON, CA, and OAK RIDGE, TN -- May 14, 2001--Internet Pictures Corporation (Nasdaq: IPIX; "iPIX"), today announced financial results for its first quarter ending March 31, 2001. Revenues for the first quarter were $9.5 million, compared to $8.3 million for the same quarter last year. Excluding merger expenses, restructuring and impairment expenses, extraordinary items, loss on the disposal of assets and non-cash charges related to stock-based compensation and goodwill amortization of intangible assets, net loss for the quarter was $11.4 million or $0.18 per share compared to a net loss of $18.9 million or $0.41 per share for the same period last year.

iPIX(R) has made gains on the plans management announced in October 2000 to focus on higher margin revenue and address the costs associated with operating the full-service real estate business. During the first quarter of 2001, iPIX sold the sales and marketing rights and certain assets for the U.S. residential real estate market to Homestore.com(TM) for cash and recurring revenues. As a result of these efforts, gross margin for the quarter also improved to 50%, up from 42% for the same period last year.

Jim Phillips, chairman and CEO of iPIX commented, "The strategies we put into place last October are beginning to bear fruit. We are committed to continuing improvements of gross margins and reaching profitability. iPIX dynamic imaging technology has achieved global brand recognition and leadership in key markets including real estate, travel and hospitality, and auctions."

In a separate press release today, the Company also announced it has secured a commitment for up to $30 million in a private financing (see iPIX release, "iPIX Receives Investment Commitment Led by Paradigm Capital Partners and The Memphis Angels").

iPIX will hold a conference call regarding first quarter earnings and the recent financing at 10:00am EDT Monday, May 14. Interested parties may listen to the call by dialing (952) 556-2834 or (800) 960-1012. A replay of the call will be available starting May 14, until May 31, 2000 by dialing (703) 326-3020 or (800) 615-3210 and using pass code 5238317.

ABOUT IPIX
Internet Pictures Corporation (iPIX(R)) provides Internet imaging solutions to facilitate commerce, communication and entertainment. The Company's end-to-end solutions include the capture, processing, management and distribution of digital imaging and the associated data to make the images meaningful. iPIX's solutions encompass many types of rich media content, including still images, 360(degree) by 360(degree) immersive images, video, animation, text and audio. A broad array of industries -- including real estate, auctions, travel, government, education, automotive, sports and entertainment -- are capitalizing on iPIX dynamic imaging to give viewers better information, more interaction and a richer online experience. Twenty-two of Media Metrix's top twenty-five web sites use iPIX to make their sites more dynamic. The company is headquartered in Oak Ridge, Tennessee, with co-headquarters in San Ramon, California. http://www.ipix.com

                                       ###

Internet Pictures and iPIX are trademarks and service marks of Internet Pictures Corporation.

The securities to be sold in the investment have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "may," "will," "plans," and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals, restructuring efforts, and the timing and amount of private investment proceeds, and are based on current expectations. Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including (i) the inability to close on a portion of the proposed investment,
(ii) changes in the demand for iPIX products and services, (iii) the loss of existing, or an inability to attract new, iPIX customers, (iv) technological changes, (v) general economic, financial or market changes or developments, and
(vi) an inability to successfully implement restructuring and profitability plans. The matters discussed in this press release also involve risks and uncertainties described from time to time in Internet Pictures Corporation's filings with the Securities and Exchange Commission. In particular, see "Risk Factors" in the annual report filed on Form 10-K with the SEC on April 2, 2001 (www.sec.gov).

                          INTERNET PICTURES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                        -------------------------------
                                                                                           2000                  2001
                                                                                        -----------         -----------
(In thousands, except per share data)
Revenues                                                                                $     8,283         $     9,523
Cost of revenues                                                                              4,766               4,745
                                                                                        -----------         -----------
Gross profit                                                                                  3,517               4,778
                                                                                        -----------         -----------

Operating expenses:
  Sales and marketing                                                                        15,507               9,719
  Research and development                                                                    2,365               2,472
  General and administrative                                                                  5,478               3,814
  Stock-based compensation                                                                    2,774               1,218
  Goodwill amortization                                                                          --                 608
  Restructuring and impairment                                                                   --               3,000
  Loss on disposal of assets                                                                     --               1,769
   Merger expenses                                                                           15,175                  --
                                                                                        -----------         -----------
     Total operating expenses                                                                41,299              22,600
                                                                                        -----------         -----------

Loss from operations                                                                        (37,782)            (17,822)

Interest and other income, net                                                                  892                (187)
                                                                                        -----------         -----------

Net loss before extraordinary gain                                                          (36,890)            (18,009)
Extraordinary gain                                                                               --                 901
Net loss                                                                                $   (36,890)        $   (17,108)
                                                                                        ===========         ===========

Basic and diluted net loss per common share                                             $     (0.79)        $     (0.27)
                                                                                        ===========         ===========

Shares used to calculate net loss per share                                                  46,645              63,677
                                                                                        ===========         ===========

Net loss, excluding merger expenses, restructuring and impairment expenses, extraordinary items, loss on the disposal of assets and non-cash charges related
to stock-based compensation and goodwill amortization                                   $   (18,941)        $   (11,414)
                                                                                        ===========         ===========

Basic and diluted net loss per common share, excluding merger expenses, restructuring and impairment expenses extraordinary items, loss on the disposal of assets and non-cash charges related to stock-based compensation and
goodwill amortization                                                                   $     (0.41)        $     (0.18)
                                                                                        -----------         -----------

                          INTERNET PICTURES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                                        DECEMBER 31,          MARCH 31,
                                                                                            2000                2001
                                                                                        -----------         -----------
(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                               $     5,322         $     6,718
Securities available-for-sale                                                                 5,713                  --
Accounts receivable, net                                                                     13,732               9,677
Inventory, net                                                                                1,061                 734
Prepaid expenses and other current assets                                                     6,790               3,807
                                                                                        -----------         -----------
     Total current assets                                                                    32,618              20,936

Property and equipment, net                                                                  20,965               7,608
Other assets                                                                                  1,555                 397
Goodwill and other intangible assets                                                          5,476               4,868
                                                                                        -----------         -----------

     Total assets                                                                       $    60,614         $    33,809
                                                                                        ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                                        $     4,077         $     6,668
Accrued liabilities                                                                          16,682              12,323
Deferred revenue                                                                              9,077               1,384
Current portion of promissory note and obligations
   under capital lease                                                                        1,608               1,584
                                                                                        -----------         -----------
     Total current liabilities                                                               31,444              21,959
                                                                                        -----------         -----------

Promissory note and obligations under capital lease,
   net of current portion                                                                       957                 455

STOCKHOLDERS' EQUITY                                                                         28,213              11,395
                                                                                        -----------         -----------

     Total liabilities and stockholders' equity                                         $    60,614         $    33,809
                                                                                        -----------         -----------